UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 29, 2003

Ask Jeeves, Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware	000-26521	94-3334199

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5858 Horton Street, Suite 350
Emeryville, California 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 985-7400

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
Exhibit 99.1
Exhibit 99.2

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

     On May 29, 2003, Ask Jeeves, Inc. announced the pricing of an aggregate of $100 million of Zero Coupon Convertible Subordinated Notes due 2008, to be sold in a private offering under Rule 144A (plus up to an additional $15 million aggregate principal amount of such notes if and to the extent that the initial purchaser exercises a purchase option contained in the agreement). The notes are being sold at 100% of their principal amount. The notes are convertible at any time prior to maturity into Ask Jeeves common stock at a conversion price of $16.90 per share subject to customary anti-dilution adjustments.

     On June 4, 2003, Ask Jeeves announced the closing of the sale of $100 million of such notes to the initial purchaser. The initial purchaser has 30 days from the date of the agreement to determine whether it will exercise its additional purchase option.

     The press releases are attached as exhibits to this Report pursuant to Securities Act Rule 135c(d).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements of Business Acquired

     Not applicable.

(b)	Pro Forma Financial Information

     Not applicable.

(c)	Exhibits

     The exhibits listed in the Exhibit Index (following this Report’s signature page) are filed with this Report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ASK JEEVES, INC. (Registrant)

Date: June 4, 2003	By:	/s/ Brett M. Robertson

Brett M. Robertson General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Ask Jeeves, Inc. dated May 29, 2003.
99.2	Press Release of Ask Jeeves, Inc. dated June 4, 2003.